Exhibit 99.1
Tattooed Chef Receives Notice of Non-Compliance from Nasdaq
PARAMOUNT, Calif., – April 5, 2022 – Tattooed Chef, Inc. (Nasdaq: TTCF) (“Tattooed Chef” or the “Company”), a leader in plant-based foods, announced today that it received a letter (the “Notification Letter”) on March 31, 2023 from The Nasdaq Stock Market, LLC (“Nasdaq”) informing the Company that it was not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (“SEC”), due to the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”). The notification letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.
The Company filed a Notification of Late Filing on Form 12b-25 on March 17, 2023, indicating that the filing of the Form 10-K would be delayed since the Company implemented a new enterprise resource planning system at one of the Company’s major subsidiaries, New Mexico Food Distributors, Inc., and the Company’s accounting department had been fully occupied with restating its unaudited condensed consolidated financial statements for quarters ended March 31, 2022 and June 30, 2022, and its audited annual consolidated financial statements for the year ended December 31, 2021.
The notification letter stated that, under Nasdaq rules, the Company has 60 calendar days, or until May 30, 2023, to submit a plan to regain compliance with Nasdaq’s continued listing requirements. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days, or until September 27, 2023 to regain compliance. The Company can also regain compliance with Nasdaq’s continued listing requirements at any time before May 30, 2023, by filing the Form 10-K with the SEC, as well as any subsequent periodic financial reports that may become due, and continuing to comply with Nasdaq’s other continued listing requirements.
The Company intends to file with the SEC the Form 10-K and regain compliance with Nasdaq’s continued listing requirements as soon as practicable.
About Tattooed Chef
Tattooed Chef is a leading plant-based food company offering a broad portfolio of innovative and sustainably sourced plant-based foods. Tattooed Chef’s signature products include ready-to-cook bowls, zucchini spirals, riced cauliflower, acai and smoothie bowls, cauliflower pizza crusts, wood-fired plant-based pizzas, handheld burritos, quesadillas, and Mexican entrees, which are available in the frozen food sections of leading national retail food and club stores across the United States as well as on Tattooed Chef’s e-commerce site. Understanding consumer lifestyle and food trends, a commitment to innovation, and self-manufacturing allows Tattooed Chef to continuously introduce new products. Tattooed Chef provides approachable, great tasting and chef-created products to the growing group of plant-based consumers as well as the mainstream marketplace. For more information, please visit www.tattooedchef.com..
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Forward Looking Statements
This notice contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995). These statements may discuss goals, intentions and expectations as to future plans or events, based on current beliefs of management, as well as assumptions made by, and information currently available to, management. Forward-looking statements may be accompanied by words such as “intends”, “target,” “focus,” “will” “expect,” “anticipate,” “opportunity,” “expand,” “potential” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control. We caution readers not to place undue reliance upon any forward-looking statements.

INVESTORS
Stephanie Dieckmann, CFO	Devin Sullivan, Managing Director
Tattooed Chef	The Equity Group Inc.
(562) 602-0822	(212) 836-9608
dsullivan@equityny.com
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